                                                                    Exhibit 10.6
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--------------------------------------------------------------------------------


                      ----------------------------------

                             STOCK OPTION AGREEMENT

                      ----------------------------------

                             DATED May 17, 1995,

                                     AMONG

                                BPN CORPORATION,

                           PAN AMERICAN GROUP, INC.,

            PETER A. WALSKI, BARBARA R. WALSKI, CORNELIUS J. O'SHEA

                                      AND

                            THE WALSKI FAMILY TRUST


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT (this "Agreement") is entered into effective as of _____ __, 1995 (the "Effective Date") by and among BPN CORPORATION, a California corporation ("BPN"), PAN AMERICAN GROUP, INC., a Delaware corporation ("PAGI"), and PETER A. WALSKI, an individual ("P. Walski"), BARBARA R. WALSKI, an individual ("B. Walski") (B. Walski and P. Walski collectively, the "Walskis"), CORNELIUS J. O'SHEA, an individual ("O'Shea"), and THE WALSKI FAMILY TRUST, dated August 30, 1989 (the "Trust") (P. Walski, B. Walski and O'Shea, each a "Principal" and collectively, the "Principals") (the Trust and O'Shea each, a "Shareholder" and collectively, the "Shareholders"), with reference to the following recitals:

                                   RECITALS

     A. As of the Effective Date, the Shareholders own beneficially and of record all the issued and outstanding shares (the "Shares") of BPN as follows:

          Shareholder                         No. of Shares
          -----------                         -------------
          Trust                                   750
          O'Shea                                  350

     B. BPN is engaged in the business of arranging insurance premium financing loans and providing related marketing and servicing activities for consumers and small commercial enterprises, primarily for the purposes of obtaining automobile insurance, as well as other types of property and casualty coverages (the "Program"). BPN currently operates the Program pursuant to the terms of that certain Restatement and Amendment of the Management Services Agreement (the "Republic Agreement") between BPN and Republic Bank, a California corporation ("Republic").

     C. The Principals are currently organizing and subsequent to the Effective Date may organize corporations in certain other states, jurisdictions or territories of the United States of America outside the State of California for the purpose of operating the Program in such other states, jurisdictions or territories (collectively, the "BPN Affiliates"). In connection therewith, the Walskis' shares of each of the BPN Affiliates will be issued to the Trust. The BPN Affiliates shall not, however, include corporations organized by the Principals following the Closing Date (as defined in Section 4.2 hereof).

     D. Subject to the terms and conditions contained herein, PAGI desires to acquire options to purchase, and each Shareholder desires to grant to PAGI such options to purchase, the Shares and all the issued and outstanding shares of each of the BPN Affiliates (the "Affiliate Shares").

     E. The Shareholders and the Walskis are each a party to a "Stock Retirement Agreement" dated August 25, 1990, that provides for the disposition of the Shares in certain situations. A copy of the Stock Retirement Agreement is attached hereto as Exhibit A. The Shareholders and the Walskis shall cause the Stock Retirement Agreement to be amended to provide that the rights of the parties thereto, including such parties' respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns, shall be subordinated to terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.    GRANT OF OPTION
           ---------------

     Each of the Shareholders hereby grants to PAGI the right to purchase such Shareholder's Shares (the "Share Option") and the Affiliate Shares (the "Affiliate Share Option") at a price and subject to the conditions set forth in this Agreement.

     2.    CONSIDERATION FOR OPTION
           ------------------------

     As consideration for the Share Option and the Affiliate Share Option, on the Effective Date PAGI shall pay each of the Shareholders the following amount (the "Option Payment")

          Shareholder                    Amount
          -----------                    ------
          Trust                        $6,500.00
          O'Shea                       $3,500.00

The Option Payment shall be deemed earned upon receipt by each of the Shareholders and nonrefundable.

     3.    OPTION PERIOD
           -------------

     The Share Option and the Affiliate Share Option shall have a term (the "Option Period") commencing on the Effective Date after BPN has given the appropriate notice of termination under the Republic Agreement and ending March 31, 2000 (the "Option Termination Date"). Sections 2, 11 and 12 hereof shall survive the expiration of the Option Termination Date or any termination of this Agreement.

     4.    EXERCISE OF OPTION
           ------------------

           4.1   The Shares and the Affiliate Shares.  The Share Option and
                 -----------------------------------
the Affiliate Share Option may be exercised as provided herein prior to the Option Termination Date or the termination of this Agreement, whichever occurs sooner, and shall only be exercised once during the Option Period in whole and not in part with respect to the Shares, and if appropriate, all the Affiliate Shares. The Affiliate Share Option may only be exercised if (a) the Share Option is exercised simultaneously therewith and (b) it is exercised with respect to all of the Affiliate Shares.

           4.2   Written Notice.  In the event that PAGI desires to exercise
                 --------------
the Share Option, alone, or the Share Option and the Affiliate Share Option, together, it shall do so by concurrently delivering an executed written notice to each of the Shareholders and BPN, on or before the Option Termination Date, of its election to exercise the same (the "Exercise Notice"). In the event that the closing of the transaction described in the Exercise Notice (the "Closing") is not consummated within twelve (12) months following the date of said notice, BPN shall have the right, by providing written notice in accordance with Section
13.6 hereof, to terminate the Share Option and the Affiliate Share Option upon such written notice to and without the consent or prior approval of PAGI. PAGI shall provide the Shareholders and BPN with at least fifteen (15) days prior written notice in accordance with Section 13.6 hereof of the date that it desires to consummate the transactions described in the Exercise Notice (the "Closing Date")

     5.    EXERCISE PRICE OF THE SHARE OPTION AND THE AFFILIATE SHARE OPTION
           -----------------------------------------------------------------

           5.1   Exercise Price of the Share Option.  BPN shall provide
                 ----------------------------------
written notice to PAGI (the "Lending Target Notice") in the event that it has had $30 million or more in premium finance loans outstanding for six (6) consecutive months (the "Lending Target") under that certain Insurance Premium Financing Management Agreement (the "PAB Agreement") to be entered into as of the Effective Date between BPN and PAGI's wholly-owned subsidiary, Pan American Bank, FSB, a federal savings bank ("PAB"). If, prior to the Lending Target Notice being met or within ninety (90) days following the date of the Lending Target Notice, PAGI delivers an Exercise Notice as required pursuant to Section
4.2 hereof concerning its desire to exercise the Share Option, the exercise price with respect thereto shall be $2 million. In the event that PAGI does not deliver such Exercise Notice prior to the expiration of the aforementioned ninety (90) day period, the exercise price of the Share Option shall thereafter be the greater of (a) $2 million or (b) four (4) times BPN's pre-tax earnings for the twelve (12) complete consecutive calendar months immediately preceding the date of the Exercise Notice less the "Non-Competition Consideration" (as defined in Section 10.4 hereof). For the purposes of this Section 5.1 and
Section 5.2 hereof, BPN's "pre-tax earnings" shall include the gross amounts of the salaries and other compensation and distributions, excluding amounts paid with respect to the Facility Lease (as hereinafter defined), that BPN paid to the Shareholders and the Walskis to the extent that such amounts exceed $330,000 for such twelve (12) month period. For a period of two years following the Closing Date, any Principal remaining as an employee of BPN shall be paid an annual base salary of $110,000.00 for providing services to BPN similar to those provided by the employed Principal immediately prior to the Closing Date. The preceding sentence shall not be construed to create an employment agreement between or be binding upon BPN or any Principal, but merely represents the intention of the parties in the event that a Principal is employed by BPN following the Closing Date. The exercise price described in this
Section 5.1 shall hereinafter be referred to as the "Share Option Exercise
Price."

           5.2   Exercise Price of the Share Option and the Affiliate Share
                 ----------------------------------------------------------
Option.  In the event that PAGI desires to exercise both the Share Option and
------
the Affiliate Share Option, the exercise price with respect thereto shall be the sum of (i) four (4) times the BPN Affiliates pre-tax earnings for the twelve
(12) complete consecutive calendar months immediately preceding the date of the Exercise Notice, plus (ii) the Share Option Exercise Price. The exercise price described in this Section 5.2 shall hereinafter be referred to as the "Affiliate Share Option Exercise Price."

           5.3   Determination of Pre-Tax Earnings.  The pre-tax earnings of BPN
                 ---------------------------------
and, if appropriate, the BPN Affiliates, shall be determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied with prior periods, except as modified by Section 5.1 hereof respecting the treatment of compensation and distributions paid to the Shareholders and the Walskis. In the event that PAGI desires to exercise the Share Option and, if appropriate, the Affiliate Share Option, within forty-five (45) days of BPN's receipt of an Exercise Notice, BPN shall provide PAGI with a statement of income for the relevant twelve (12) month period for which pre-tax earnings are to be calculated, computed on an accrual basis prepared in accordance with GAAP, consistently applied with prior periods, together with such supporting detail as PAGI may reasonably request. The calculation of pre-tax earnings contained in the income statement shall be deemed to be accepted by PAGI unless PAGI notifies BPN in writing within thirty (30) days following its receipt of the income statement that it rejects the calculation of pre-tax earnings contained therein. In the event of such rejection, the Shareholders shall, at PAGI's expense, engage the Big 6 Accounting Firm of their choice to conduct an audit of BPN for the twelve (12) month period covered by the income statement in question. The accounting firm's determination of pre-tax earnings as a consequence of conducting that audit shall be binding on the parties hereto.

           5.4   Lending Target Audit.  In order to verify whether BPN has
                 --------------------
reached the Lending Target, PAGI shall, at its own expense and during BPN's regular business hours, have the right to conduct an audit of BPN's insurance premium financing activities under the Program.

     6.    TERMINATION AND OPTION PERIOD REDUCTION
           ---------------------------------------

           6.1   Termination of the Share Option and the Affiliate Share Option.
                 --------------------------------------------------------------
The Share Option and the Affiliate Share Option shall terminate immediately upon the occurrence of any of the following events prior to the Option Termination
Date:

                 (a) The institution of any bankruptcy, reorganization, insolvency or similar proceedings by or against PAGI;

                 (b) The assignment of the Share Option and/or the Affiliate Share Option by PAGI for the benefit of its creditors; or

                 (c) PAGI's failure to exercise the Share Option and the Affiliate Share Option, if appropriate, within thirty (30) days following the date of a "Notice of Curtailment" (as defined in Section 6.2 hereof).

           6.2   Option Period Reduction.  In the event that the Lending
                 -----------------------
Capacity is reduced below $30 million on an annual basis and such reduction results in the inability of BPN to fund then existing available loans under the Program that satisfy PAB's lending and underwriting criteria as consistently applied during the Option Period, BPN shall provide PAGI with written notice in accordance with Section 13.6 hereof of any such curtailment (a "Notice of Curtailment") and PAGI shall have thirty (30) days from the date thereof to deliver an Exercise Notice as required pursuant to Section 4.2 hereof. The Option Period shall terminate without the further action of the Shareholders or PAGI in the event that PAGI fails to exercise the Share Option and, if appropriate, the Affiliate Share Option, within such thirty (30) day period.

     7.    CLOSING OF THE SHARE OPTION AND THE AFFILIATE SHARE OPTION
           ----------------------------------------------------------

           7.1   Purchase and Sale.  Subject to the terms, conditions,
                 -----------------
representations and warranties set forth herein, on the Closing Date the Shareholders shall sell to PAGI and PAGI shall purchase from the Shareholders the Shares and, if appropriate, the Affiliate Shares.

           7.2   Consideration.  On the Closing Date, the Shareholders shall
                 -------------
deliver to PAGI all certificates for the Shares and, if appropriate, the Affiliate Shares, duly assigned and endorsed to PAGI in good form for transfer or accompanied by stock powers duly endorsed, and PAGI shall deliver to (a) the Shareholders cashier's checks made payable to each of the Shareholders in an amount equal to each Shareholder's respective portion of the Share Option Price or Affiliate Share Option Price, as is appropriate and (b) the Principals cashier's checks made payable to each of the Principals in an amount equal to each Principal's respective portion of the Non-Competition Consideration (as defined in Section 10.4 hereof).

           7.3   Closing Location.  The Closing shall take place on the Closing
                 ----------------
Date at the offices of counsel to the Shareholders and BPN, Barger & Wolen, 515 South Flower, 34th Floor, Los Angeles, California 90071.

     8.    REPRESENTATIONS AND WARRANTIES
           ------------------------------

           8.1   Representations and Warranties of the Shareholders and the
                 ----------------------------------------------------------
Walskis.
-------

     The Shareholders and the Walskis hereby jointly and severally represent and warrant to PAGI, as of the Effective Date and the Closing Date, as follows:

                 (a)   Capitalization of BPN.  The authorized capital stock of
                       ---------------------
BPN consists of 10,000 shares of common stock, $0.10 par value per share, of which one thousand (1,000) shares are issued and outstanding. Provided, however,
                                                              --------  -------
the number of issued and outstanding Shares referred to above in this Section 8.1(a) may be subject to reduction in accordance with the terms of the Stock Retirement Agreement. The Shares, which represent all the issued and outstanding equity interests of BPN, are validly issued, fully paid and nonassessable. BPN has no other shares of capital stock of any kind authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, or other rights or commitments of any kind to issue, sell or acquire any shares of capital stock of BPN.

                 (b)   Corporate Existence, Power and Authorization of BPN.  BPN
                       ---------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority, corporate and other, to carry on its business as it is now being conducted and to own or lease the properties and assets which it now owns or leases.

                 (c)   Authority.  The Shareholders and the Walskis have full
                       ---------
power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and such actions will not constitute a default under or be prohibited or restricted by any other agreements or obligations to which the Shareholders or the Walskis are or BPN is a party.

                 (d)   Compliance with Covenants.  As of the Closing Date, the
                       -------------------------
Shareholders and the Walskis shall have complied and, as applicable, shall have caused BPN to comply with each of the covenants set forth in Section 9 hereof.

                 (e)   No Other Representations and Warranties. Except as set
                       ---------------------------------------
forth in subsections (a), (b), (c) and (d) of this Section 8.1, the Shareholders and the Walskis are not making any other representations or warranties whatsoever with respect to BPN.

           8.2   Representations and Warranties of PAGI.
                 --------------------------------------

     PAGI hereby represents and warrants to the Shareholders and the Walskis, as of the Effective Date and as of the Closing Date, as follows:

                 (a)   Corporate Existence, Power and Authorization of PAGI.
                       ----------------------------------------------------
PAGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to carry on its business as it is now being conducted and to own or lease the properties and assets which it now owns or leases.

                 (b)   Authority.  The execution, delivery and performance of
                       ---------
this Agreement and the transactions contemplated by this Agreement by PAGI have been duly authorized by any necessary corporate action, including, without limitation, any necessary director or shareholder approval. PAGI has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and such actions will not constitute a default under or be prohibited or restricted by any other agreements or obligations to which PAGI is a party.

                 (c)   Title to Shares of PAB.  As of the Effective Date only,
                       ----------------------
PAGI has full and valid title, both legal and beneficial, to all the issued and outstanding shares of PAB.

                 (d)   Regulatory Approvals.  The Execution of this Agreement is
                       --------------------
not subject to any federal, state or local regulatory approvals or notification requirements.

           8.3   Survival of Representations and Warranties.  The
                 ------------------------------------------
representations and warranties in Sections 8.1 and 8.2 hereof shall survive the Closing Date.

     9.    COVENANTS OF THE SHAREHOLDERS AND THE WALSKIS
           ---------------------------------------------

     The Shareholders and the Walskis hereby jointly and severally covenant and agree as follows:

           9.1   Operations of BPN.  BPN shall engage in no business other than
                 -----------------
the insurance premium financing business in a manner consistent with the terms of the PAB Agreement and, to the extent applicable, the Republic Agreement. Each of the Principals shall devote such time to the business of BPN as shall be required to fully develop, implement and manage the Program.

           9.2   Legend on Share Certificates.  During the Option Period, all
                 ----------------------------
certificates representing the Shares and the Affiliate Shares shall bear a legend reflecting the restrictions on transfer imposed by this Agreement.

           9.3   Statements of Income and Loss.  The Shareholders and Principals
                 -----------------------------
shall cause BPN to provide PAGI with quarterly statements of income and loss, cash flow and capitalization, together with such other financial information as PAGI may reasonably request in order to keep fully apprised of the financial condition, prospects and results of operations of BPN or to satisfy any applicable regulatory requirements.

           9.4   No Shop.  Unless this Agreement is otherwise terminated in
                 -------
accordance with its terms, from the Effective Date until the Option Termination Date, the Shareholders and the Walskis will cause BPN to conduct its affairs only in the ordinary course of business consistent with past practices and the Shareholders and the Principals will not enter into any discussions, negotiations or agreements for the purpose of merging BPN with or selling BPN's assets to any other person, or issuing any stock or other equity interests or any options, warrants or other rights to purchase stock or other equity interests of BPN.

           9.5   Liabilities.  Except for the lease obligation on BPN's office
                 -----------
facility located at 13750 Pipeline Avenue, Chino, California 91710 (the "Facility Lease"), on the Closing Date, BPN shall have no liabilities, whether fixed or contingent, which are reflected, or are required to be reflected, as liabilities on the balance sheet of BPN as prepared in accordance with GAAP other than current liabilities incurred in the ordinary course of business. Except upon six (6) months prior written notice to PAGI and BPN given on or after the Closing Date, the rent payable under the Facility Lease shall not be increased following the Closing Date to an amount exceeding the rent paid on a monthly basis for the twelve (12) consecutive months preceding the Closing Date.

           9.6   Termination of the Facility Lease.  On or following the Closing
                 ---------------------------------
Date, either PAGI or the Principals may terminate the Facility Lease upon six
(6) months prior written notice. In the event of the termination of the Facility Lease, a Principal may terminate his or her employment agreement then in force between such Principal and BPN as of the date of such termination.

           9.7   Program Assets.
                 --------------

                 (a) On the Closing Date, BPN shall own the computer hardware and own or have the right to use all computer software (the "Program Software"), proprietary designs, trademarks, trademark applications, trade names, trade secrets, service marks, brand marks, brand names, and copyrights utilized by BPN in connection with its operation of the Program, all of which shall hereinafter be referred to as the "Program Assets." The rights to the Program Assets as a whole for use in connection with insurance premium finance applications will be exclusive to BPN except as otherwise provided herein.

                 (b) In the event that PAGI does not exercise the Affiliate Share Option, the BPN Affiliates and any and all other entities organized by the Principals, jointly or severally, following the Closing Date shall automatically be deemed to have an irrevocable license at no cost to use the Program Assets (excluding the computer hardware) in connection with insurance premium financing-related activities by such entities (the "License"). In the event that the covenant not to compete set forth in Section 10 hereof is violated or breached in any way, the License shall be immediately revoked. PAGI acknowledges that it has been informed by the Principals that for a period of two (2) years following the date of termination of the Republic Agreement, Republic has nonexclusive license to use the Program Software at no cost, and PAGI does not object to nor will it interfere with such nonexclusive license.

                 (c) The cost of all upgrades or modifications to the Program Software made by or on behalf of BPN, the BPN Affiliates, or PAB shall be shared equitably by such parties, and all such upgrades or modifications shall be provided to any of such parties entitled to use the Program Software.

           9.8   Distribution of Assets.  At any time and from time to time
                 ----------------------
prior to the Closing Date, the Shareholders may cause BPN to distribute to the Shareholders all or any portion of its income and/or assets, other than the Facility Lease, the Program Assets and BPN's books and records.

           9.9   Minimum Net Worth.  On the Closing Date the Shareholders shall
                 -----------------
cause BPN to have a net worth of at least $0, which shall be determined in accordance with GAAP.

           9.10  Organization of BPN Affiliates.  Prior to the Closing Date, the
                 ------------------------------
shares of each of the BPN Affiliates shall be owned by the Shareholders in the same proportion as the share ownership of BPN and the Shareholders shall cause all certificates representing the Affiliate Shares to bear a legend reflecting the restrictions on transfer imposed by this Agreement.

           9.11  Stock Retirement Agreement.  As of the Effective Date, the
                 --------------------------
Stock Retirement Agreement shall be amended to provide that the rights of the parties thereto, including such parties' respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns, shall be subordinated to the terms and conditions of this Agreement. The Shareholders and the Walskis shall not amend the Stock Retirement Agreement without the prior written consent of PAGI prior to the earlier of either the Option Termination Date or the termination of this Agreement. The redemption of any of the Shares pursuant to the Stock Retirement Agreement shall not constitute a breach of this Agreement.

     10.   COVENANT NOT TO COMPETE
           -----------------------

           10.1  California Non-Compete.  For a period of five (5) years
                 ----------------------
commencing on the Closing Date (the "Non-Competition Period"), within the State of California, each of the Principals and the BPN Affiliates, if not acquired hereunder, shall not, jointly or severally, directly or indirectly, organize, own, manage, operate, control, consult with or otherwise participate in or carry on any business (either financially as a shareholder of or lender to such business or of the entity that controls such business, or as an employee, director, officer, partner, consultant or agent or in any capacity that calls for the rendering of personal services, advice, or acts of management, operation or control or in any other manner whatsoever) that is competitive with the premium finance business conducted by BPN on the Closing Date. Notwithstanding the foregoing, a Principal may own as a passive investment up to five percent (5%) of the outstanding voting securities of any publicly held entity that is engaged in the insurance premium finance business that competes with the operations of BPN.

           10.2  BPN Affiliates Non-Compete.  During the Non-Competition Period
                 --------------------------
within any state, jurisdiction or territory of the United States of America in which a BPN Affiliate that was acquired hereunder by PAGI is engaged in operating the Program, each of the Principals shall not, jointly or severally, directly or indirectly, organize, own, manage, operate, control, consult with or otherwise participate in or carry on any business (either financially as a shareholder of or lender to such business or of the entity that controls such business, or as an employee, director, officer, partner, consultant or agent or in any capacity that calls for the rendering of personal services, advice, or acts of management, operation or control or in any other manner whatsoever) that is competitive with the premium finance business conducted by BPN Affiliates on the Closing Date. Notwithstanding the foregoing, a Principal may own as a passive investment up to five percent (5%) of the outstanding voting securities of any publicly held entity that is engaged in the insurance premium finance business that competes with the operations of a BPN Affiliate.

           10.3  Survival of Non-Competition Provision.  The covenants contained
                 -------------------------------------
in each of Sections 10.1 and 10.2 hereof (the "Non-Competition Provisions") are separate and distinct. If any Non-Competition Provision or any provision or portion thereof is held invalid, inoperative or unenforceable, the remaining Non-Competition Provision and the provisions or portions thereof shall be considered valid, operative and enforceable, and, to the extent possible, effect shall be given to the intent manifested by the Non-Competition Provision or the Non-Competition Provisions, or the provisions of portions thereof, held invalid, inoperative or unenforceable. The Non-Competition Provisions may be specifically enforced by a court of competent jurisdiction and the parties hereto acknowledge that monetary damages will not adequately compensate PAGI or BPN for any violation thereof. Such remedy shall not, however, limit any other remedy available to PAGI, BPN or their respective successors or assigns.

           10.4  Consideration for Covenant Not to Compete.  As consideration
                 -----------------------------------------
for the covenant not to compete contained in this Section 10, on the Closing Date PAGI shall pay the Principals the aggregate amount of $2 million (the "Non-Competition Consideration"), which shall be allocated among the Principals in accordance with the following percentages:

          Principal                      Percentage
          ---------                      ----------
          P. Walski                         35%
          B. Walski                         30%
          O'Shea                            35%

In the event that one or more of the aforementioned Principals is not employed by BPN on the Closing Date, the Non-Compensation Consideration consisting of $2 million shall be divided among the remaining Principals consistent with the above table. For example, in the event that (a) B. Walski is no longer employed by BPN, P. Walski and O'Shea shall each receive fifty percent (50%) of the Non-Compensation Consideration, or (b) O'Shea is no longer employed by BPN, P. Walski shall receive 53.85 percent of the Non-Competition Consideration and B. Walski shall receive 46.15 percent of the Non-Competition Consideration.


     11.   INDEMNIFICATION
           ---------------

           11.1  Indemnification of PAGI.  The Shareholders and the Walskis
                 -----------------------
shall jointly and severally indemnify, defend and hold harmless PAGI, PAB and their respective affiliates as well as their respective directors, officers, agents, employees and shareholders (each, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all claims, suits, hearings, actions, damages, liabilities, fines, penalties, costs, losses or expenses, including reasonable attorney's fees (in the singular, an "Indemnification Claim" and collectively, "Indemnification Claims"), caused by or resulting from the relationship of BPN and the Principals with Republic with respect to any period of time prior to the Closing Date, including but not limited to any breach or alleged breach or termination of the Republic Agreement, any claim that any Indemnified Party induced BPN or the Principals to breach or terminate the Republic Agreement or otherwise interfered with the Republic Agreement, or, as to PAGI only, any misconduct, error, omission, or other unauthorized act by BPN or by BPN's officers, directors, shareholders, employees, agents or representatives that occurred prior to the Closing Date.

           11.2  Notice of Claim for Indemnification.  Upon obtaining knowledge
                 -----------------------------------
of an Indemnification Claim which could give rise to indemnification under this
Section 11, the Indemnified Party demanding such indemnification (the "Indemnitee") shall promptly notify the party from whom indemnification is sought (the "Indemnitor"), in writing, of any Indemnification Claim which the Indemnitee has determined has given or could give rise to a right of indemnification under Section 11.1 hereof (the "Notice of Claim") The Notice of Claim shall specify, in reasonable detail, the nature of any such Indemnification Claim giving rise to the right of indemnification.

           11.3  Defense of Third Party Claims.  With respect to any third party
                 -----------------------------
Indemnification Claim set forth in a Notice of Claim, the Indemnitor may defend, in good faith and at its own expense, any such Indemnification Claim and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party Indemnification Claim. In connection with its defense of a third party Indemnification Claim, the Indemnitor shall have the right to choose or approve counsel for the defense or prosecution of such action, subject to the reasonable approval of the Indemnified Party. So long as the Indemnitor is defending in good faith any such third party Indemnification Claim, the Indemnitee shall not settle or compromise such third party Indemnification Claim without the consent of the Indemnitor, which shall not unreasonably be withheld. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for its use in contesting any third party Indemnification Claim and shall cooperate fully with the Indemnitor in the defense of all such Indemnification Claims. The Indemnitor shall furnish, at its expense, any bond or other security required to release any lien, garnishment, attachment or execution required in connection with any third party proceeding subject to this Section 11. The Indemnitor may settle any claim without the consent of the Indemnitee in the event that the sole relief requested is money damages and such money damages are paid in full by the Indemnitor and all litigation against the Indemnitee with respect thereto is dismissed with prejudice (or an unconditional release satisfactory to Indemnitee is entered into).

     12.   CONFIDENTIALITY
           ---------------

     Subject to disclosure as otherwise required by law, pursuant to legal process, PAGI shall, and shall cause its agents, accountants and attorneys, to keep confidential any and all trade secrets and confidential information (unless readily ascertainable from public or published information or resources) obtained from BPN, the Shareholders or the Walskis in connection with this Agreement. In the event that this Agreement shall terminate or upon the Option Termination Date, promptly following any such termination, all documents, including copies and reproductions thereof, obtained by PAGI in connection with the transactions contemplated by this Agreement and not previously made public, shall be returned to BPN. No information concerning BPN (except such that is readily ascertainable from public sources) obtained in connection with the transactions contemplated by this Agreement shall be used by PAGI for any purposes whatsoever other than purposes consistent with this Agreement.

     13.   GENERAL PROVISIONS
           ------------------

           13.1  Press Release.  No press release or other public announcement
                 -------------
in respect of the transactions contemplated by this Agreement shall be made except upon the mutual agreement of the Shareholders, the Walskis and PAGI.

           13.2  Costs.  Each party hereto shall pay its own costs and expenses
                 -----
associated with the preparation of this Agreement.

           13.3  Assignment.  This Agreement and the rights, duties and
                 ----------
obligations of the parties hereto shall not be assignable by either party hereto without the prior written consent of the other party and any purported assignment in the absence of such consent shall be void; provided, however, PAGI
                                                         --------  -------
may assign the Share Option or the Affiliate Share Option to any affiliate of PAGI. In addition, PAB may assign participations in or sell loans made under the PAB Agreement, which loans shall be included, as necessary, in determining if the Lending Capacity has been satisfied.

           13.4  Further Instruments.  Each party shall execute and deliver all
                 -------------------
further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

           13.5  Severability.  If any provision of this Agreement, as applied
                 ------------
to any party or to any circumstance, shall be found by a court of competent jurisdiction or panel of arbitrators to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

           13.6  Notices.  All notices which are required to be given or
                 -------
submitted pursuant to this Agreement shall be made in writing and shall be deemed given when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, or when deposited with an overnight mail delivery service, to the last address of record of each party being notified which is maintained by the other party in the ordinary course of business.

     Any notice or demand required to be made under this Agreement to P. Walski shall be given to:

           Mr. Peter A. Walski
           2820 English Road
           Chino Hills, California  91709

     Any notice or demand required to be made under this Agreement to B. Walski shall be given to:

           Ms. Barbara R. Walski
           2820 English Road
           Chino Hills, California  91709

     Any notice or demand required to be made under this Agreement to O'Shea shall be given to:

           Mr. Cornelius J. O'Shea
           17038 Geanine Place
           Granada Hills, California  91344

     Any notice or demand required to be made under this Agreement to the Trust shall be given to:

           The Walski Family Trust
           2820 English Road
           Chino Hills, California  91709

     Any notice or demand required to be made under this Agreement to BPN shall be given to:

           BPN Corporation
           13750 Pipeline Avenue
           Chino, California  91710
           Attention: Peter A. Walski, Barbara R. Walski and Cornelius J. O'Shea

     Any notice or demand required to be made under this Agreement to PAGI shall be given to:

           Pan American Group, Inc.
           1999 Avenue of the Stars
           Suite 2960
           Los Angeles, California  90067
           Attention:  Guillermo Bron

Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

           13.7  Waivers.  A waiver by any party of any of the terms and
                 -------
conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

           13.8  Entire Agreement.  This Agreement contains the entire
                 ----------------
understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein.

           13.9  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of California.

           13.10 Gender and Number.  In all matters of interpretation, whenever
                 -----------------
necessary to give effect to any provision of this Agreement, each gender shall include the other, the singular shall include the plural and the plural shall include the singular.

           13.11 Section and Subsection Headings.  The titles of the sections of
                 -------------------------------
this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

           13.12 Third Parties.  Except as may be expressly set forth herein,
                 -------------
the parties hereto do not intend to confer any rights or remedies upon any person other than the parties hereto.

           13.13 Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and shall inure to the benefit of the parties hereto and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns.

           13.14 Legal Action.  In the event of any litigation between or among
                 ------------
the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.

           13.15 Amendment.  This Agreement may not be amended except by a
                 ---------
writing signed by both parties.

           13.16 Counterparts.  This Agreement may be executed in counterparts
                 ------------
which, taken together, shall constitute the whole of the Agreement as between the parties.

           13.17 Asset Purchase.  The purchase of the Shares and, if
                 --------------
appropriate, the Affiliate Shares, may, at the election of PAGI, be structured as a purchase of the assets of such entity or entities, as the case may be, provided that the Shareholders receive the same after tax consideration they would have received had the

Share Option and, if appropriate, the Affiliate Share Option, been exercised as a stock purchase or stock purchases, as the case may be.

           IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.


PAGI:                                       PAN AMERICAN GROUP, INC>


                                            By: /s/ WILLIAM BRON
                                               ------------------------------
                                            Its:  Chairman
                                                 ----------------------------
                                            Printed Name: William Bron
                                                         --------------------

BPN:                                        BPN CORPORATION

                                            By: /s/ PETER A. WALSKI
                                               ------------------------------
                                            Its: President
                                                -----------------------------
                                            Printed Name: Peter A. Walski
                                                         --------------------

Trust:                                      THE WALSKI FAMILY TRUST,
                                            August 30, 1989

                                            By: /s/ PETER A. WALSKI
                                               ------------------------------
                                               Peter A. Walski, Trustee

                                            By: /s/ BARBARA R. WALSKI
                                               ------------------------------
                                               Barbara R. Walski, Trustee

P. Walski:                                   /s/ PETER A. WALSKI
                                            ---------------------------------
                                            PETER A. WALSKI

B. Walski:                                   /s/ BARBARA R. WALSKI
                                            ---------------------------------
                                            BARBARA R. WALSKI

O'Shea:                                      /s/ CORNELIUS J. O'SHEA
                                            ---------------------------------
                                            CORNELIUS J. O'SHEA